UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2020

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 280 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 8.01 Other Events.

On June 5, 2020, Opiant Pharmaceuticals, Inc. (the “Company”) issued a press release addressing the decision by the U.S. District Court for the District of New Jersey in the patent litigation between Teva Pharmaceuticals Industries Ltd. and the Company’s commercial partner Emergent BioSolutions, Inc. ("EBS") regarding NARCAN® (naloxone hydrochloride) Nasal Spray 4mg/spray product.

The Company, as co-plaintiff with EBS and its Adapt Pharma subsidiaries (collectively, "Adapt"), filed complaints beginning in 2016 against Teva Pharmaceuticals Industries Ltd. ("Teva") for patent infringement, relating to Teva’s abbreviated new drug applications ("ANDAs") seeking to market generic NARCAN® (naloxone hydrochloride) Nasal Spray 4mg/spray. On June 5, 2020, the U.S. District Court for the District of New Jersey issued an unfavorable ruling against the Company and Adapt in the consolidated case. The Company and Adapt intend to appeal the decision to the U.S. Court of Appeals for the Federal Circuit.
The Company and Adapt also filed a complaint related to Teva’s ANDA seeking to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray 2mg/spray and that matter is still pending.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.  Description

99.1	Press Release dated June 5, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: June 8, 2020        By:        /s/ David D. O’Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

2